UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, Virginia	22107-0150
(Address of Principal Executive Offices)	(Zip Code)

(703) 873-6600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2017, in connection with the Distribution (as defined below), TEGNA Inc. (the “Company”), entered into several agreements with Cars.com Inc. (“Cars.com” or “SpinCo”) that govern the relationship of the parties following the Distribution, including the following:

•	Separation and Distribution Agreement

•	Transition Services Agreement

•	Tax Matters Agreement

•	Employee Matters Agreement

A summary of the material terms of these agreements can be found in the section entitled “Certain Relationships and Related Party Transactions” in the Information Statement, dated May 16, 2017, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 16, 2017, which is incorporated herein by reference. The summary is qualified in its entirety by reference to the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Matters Agreement and the Employee Matters Agreement filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Also on May 31, 2017, in connection with the financing arrangements entered into by SpinCo pursuant to the Separation and Distribution Agreement, the Company entered into a guaranty (the “Guaranty”) in favor of JP Morgan Chase Bank, N.A. The Guaranty was released upon the Distribution. This summary is qualified in its entirety by reference to the Guaranty, which is filed as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 31, 2017, the Company completed the previously announced separation of its digital automotive marketplace business from its media and other digital businesses (the “Separation”). The Separation was effected by the transfer of the digital automotive marketplace business from the Company to SpinCo and the distribution of all of the outstanding shares of SpinCo common stock to the Company’s stockholders (the “Distribution”). The Company’s stockholders of record as of the close of business on May 18, 2017 (the “Record Date”) received one share of SpinCo stock for every three shares of the Company’s common stock held as of the Record Date. The Company did not issue fractional shares of SpinCo common stock in the Distribution. Fractional shares that the Company’s stockholders would have otherwise been entitled to receive were aggregated and are for sale in the public market by the distribution agent. The aggregate net cash proceeds of these sales will be distributed ratably to those stockholders who would otherwise have been entitled to receive fractional shares, in accordance with the Separation and Distribution Agreement.

As a result of the Distribution, SpinCo is now an independent public company trading under the symbol “CARS” on the New York Stock Exchange.

A copy of the press release issued by the Company on June 1, 2017 announcing completion of the Separation and the Distribution is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on Current Reports on Form 8-K filed on September 7, 2016 and May 9, 2017, effective as of the completion of the Distribution:

(1)	Gracia C. Martore retired from her position as President and Chief Executive Officer of the Company and resigned as a member of the Company’s board of directors;

(2)	David T. Lougee became President and Chief Executive Officer of the Company and was appointed to the Company’s board of directors;

(3)	John A. Williams’ employment with the Company was terminated without cause as a result of the position of President/TEGNA Digital being eliminated;

(4)	Jill A. Greenthal resigned from the Company’s board of directors and joined the board of directors of SpinCo; and

(5)	The size of the Company’s board of directors was reduced from 11 directors to 10 directors.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Separation and the Distribution, and the related notes thereto is attached hereto as Exhibit 99.2.

(d) Exhibits

See Index to Exhibits attached hereto.

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.1	Transition Services Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.2	Tax Matters Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.3	Employee Matters Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.4	Parent Guaranty, dated as of May 31, 2017, granted by TEGNA Inc. in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	TEGNA Inc. press release dated June 1, 2017

99.2	Unaudited pro forma condensed consolidated financial information

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA Inc.

Date: June 6, 2017	By:	/s/ Akin S. Harrison
Akin S. Harrison
Senior Vice President, Associate General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.1	Transition Services Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.2	Tax Matters Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.3	Employee Matters Agreement, dated as of May 31, 2017, by and between TEGNA Inc. and Cars.com Inc.

10.4	Parent Guaranty, dated as of May 31, 2017, granted by TEGNA Inc. in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	TEGNA Inc. press release dated June 1, 2017

99.2	Unaudited pro forma condensed consolidated financial information

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